NEWS RELEASE
                                                CONTACT:  George Daniels
                                                          Vice President/CFO
FOR IMMEDIATE RELEASE                                     (800)423-3868
                                                          gdaniels@zerocorp.com


           ZERO  CORPORATION  ANNOUNCES  TERMINATION  OF AGREEMENT
                     FOR  SALE  OF  BURBANK  PLANT  SITE


LOS ANGELES (February 4, 1998) - ZERO Corporation (NYSE/PSE:ZRO) today announced that the agreement to purchase ZERO's former manufacturing site in

Burbank, California for a purchase price of $12.75 million terminated.  The exercise of the option to purchase the property was previously announced on

December 23, 1997.



Wilford D. Godbold, Jr., President and Chief Executive Officer of ZERO

Corporation, said, "Herbert F. Boeckmann, II, owner of Galpin Ford, advised us that the transaction could not be completed as scheduled.  Although there is no assurance that the sale will be completed, we are continuing to work with Mr.

Boeckmann."



ZERO Corporation's primary business is protecting electronics, where it serves the system packaging, thermal management and engineered case requirements of the telecommunications, instrumentation and data processing markets.  ZERO also serves the air cargo industry and produces the famous line of ZERO

Halliburton(R) cases for consumers worldwide.  More information on ZERO is available at its home page at WWW.ZEROCORP.COM.

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ZERO Corporation, 444 South Flower, Suite 2100, Los Angeles, California 90071

                                  EXHIBIT 99.1
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